EXHIBIT 10.1

LETTER AGREEMENT

April 02, 2007

Mr. Alan W. Faigin
Fremont General Corporation

Dear Alan:

The Company recognizes that the uncertainties surrounding our current situation may be a matter of concern to you and your family. It is likewise of great importance to Fremont that it can continue to rely on your services. We wish to extend to you, therefore, an offer of a “retention bonus” to offset some of this uncertainty and concern.

The “retention bonus” will be a cash amount equal to one year’s base salary and is payable to you one year from today, on April 1, 2008. Payment will be in a lump sum on that date, less applicable withholding. This bonus will be forfeit in the event you should resign voluntarily prior to April 1, 2008, but should your position be terminated during this one year period, the Company will deem your obligations under this “agreement” to have been met, and payment will ensue on the designated date. Also, during this period, you will continue to be paid on our bi-weekly payroll, and to participate in Fremont’s employee benefits as you do today.

You hold a key position in the Company and we respect your loyalty. We hope you will accept this offer in the spirit in which it is made. If you have any questions, feel free to call me. Please acknowledge this offer by signing and returning the copy to me.

Yours truly,

Raymond G. Meyers
Senior Vice President & Chief Administrative Officer

LETTER AGREEMENT AMENDMENT

August 27, 2007

Mr. Alan W. Faigin
Fremont General Corporation

Dear Alan:

The Company has realized that your existing bonus agreement is inconsistent with those granted to other senior executives within the organization. In order to make your “retention bonus” comply consistently with those offered to other executives the following change has been made.

The “retention bonus” will be a cash amount equal to one year’s base salary payable in quarterly installments on the following dates: July 1, 2007, October 1, 2007, January 1, 2008 and April 1, 2008.

All other terms and conditions of the “retention bonus” as set forth in our original amended letter of April 12, 2007 remain unchanged.

Yours truly,

Raymond G. Meyers
Senior Vice President & Chief Administrative Officer